Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

			(UNAUDITED)
	For the Year Ended December 31,		For the Three Months Ended December 31,
	2003	2002	2003	2002
	(A)	(A)		(A)
Global Services:
Total revenues	$650,480	$657,114	$185,385	$175,907
Operating costs and expenses	628,234	648,293	174,054	171,997
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	22,246	8,821	11,331	3,910

Minority interest, before income taxes	675	3,323	187	655
Income from investments in unconsolidated subsidiaries, before income taxes	3,913	1,789	2,448	177
Income from continuing operations, before income taxes	26,834	13,933	13,966	4,742
Income from discontinued operations, before income taxes	376	791	123	744
Income before income taxes	27,210	14,724	14,089	5,486
Depreciation and amortization	14,894	16,825	3,012	3,958
Interest	1,755	2,240	269	531
EBITDA (B)	$43,859	$33,789	$17,370	$9,975

Development and Investment:
Total revenues	$57,352	$76,982	$25,085	$29,632
Operating costs and expenses	67,500	73,683	21,551	24,025
Income (loss) from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(10,148)	3,299	3,534	5,607

Minority interest, before income taxes	1,395	(402)	(1,520)	659
Income from investments in unconsolidated subsidiaries, before income taxes	12,637	7,160	5,382	496
Income from continuing operations, before income taxes	3,884	10,057	7,396	6,762
Income from discontinued operations, before income taxes	4,296	5,263	3,264	3,839
Income before income taxes	8,180	15,320	10,660	10,601
Depreciation and amortization (C)	2,102	1,004	593	235
Interest (D)	5,614	8,106	1,106	1,962
EBITDA (B)	$15,896	$24,430	$12,359	$12,798

Total:
Total revenues	$707,832	$734,096	$210,470	$205,539
Operating costs and expenses	695,734	721,976	195,605	196,022
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	12,098	12,120	14,865	9,517

Minority interest, before income taxes	2,070	2,921	(1,333)	1,314
Income from investments in unconsolidated subsidiaries, before income taxes	16,550	8,949	7,830	673
Income from continuing operations, before income taxes	30,718	23,990	21,362	11,504
Income from discontinued operations, before income taxes	4,672	6,054	3,387	4,583
Income before income taxes	35,390	30,044	24,749	16,087
Depreciation and amortization (C)	16,996	17,829	3,605	4,193
Interest (D)	7,369	10,346	1,375	2,493
EBITDA (B)	$59,755	$58,219	$29,729	$22,773

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the nine months ended September 30, 2003, and for the three and twelve months ended December 31, 2002, have been reclassified to conform to the presentation for the three months ended December 31, 2003. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C)  Includes depreciation and amortization related to discontinued operations of $0 and $4 for the three and twelve months ended December 31, 2003, respectively, and $14 and $14 for the three and twelve months ended December 31, 2002, respectively.

(D)  Includes interest related to discontinued operations of $70 and $295 for the three and twelve months ended December 31, 2003, respectively, and $97 and $127 for the three and twleve months ended December 31, 2002, respectively.